Exhibit 99.1

2020 CHINACAP ACQUIRCO, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Index	F-1

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheets as of November 15, 2007 and December 31, 2006	F-3

Statements of Operations for the periods from January 1, 2007 to November 15, 2007; August 21, 2006 (date of inception) to December 31, 2006; and August 21, 2006 (date of inception) to November 15, 2007

F-4

Statement of Stockholders’ Equity for the Period from August 21, 2006 (date of inception) through November 15, 2007	F-5

Statements of Cash Flows for the periods from January 1, 2007 to November 15, 2007; August 21, 2006 (date of inception) to December 31, 2006; and August 21, 2006 (date of inception) to November 15, 2007

F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

2020 ChinaCap Acquirco, Inc.

We have audited the accompanying balance sheets of 2020 ChinaCap Acquirco, Inc. (a development stage company) as of November 15, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for each of the periods from January 1, 2007 to November 15, 2007, August 21, 2006 (date of inception) to December 31, 2006 and August 21, 2006 (date of inception) to November 15, 2007 (cumulative). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2020 ChinaCap Acquirco, Inc. as of November 15, 2007 and December 31, 2006, and the results of its operations and its cash flows for each of the periods from January 1, 2007 to November 15, 2007, August 21, 2006 (date of inception) to December 31, 2006 and August 21, 2006 (date of inception) to November 15, 2007 (cumulative) in accordance with accounting principles generally accepted in the United States of America.

Sherman Oaks, CA

November 20, 2007

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

BALANCE SHEETS

	November 15, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$368,851	$9,988
Prepaid expenses	20,417	—
Cash held in trust fund	59,405,685	—

Total current assets	59,794,953	9,988
Deferred offering costs	—	54,389

Total assets	$59,794,953	$64,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	$519,031	$9,745
Payable to stockholder	42,680	10,823
Notes payable to stockholders	127,291	47,534

Total current liabilities	689,002	68,102

Long-term liabilities
Deferred underwriter’s fee	2,100,000	—

Total liabilities	$2,789,002	$68,102

Common stock, subject to possible redemption, 2,249,999 shares, at redemption value	$17,821,698	$—

COMMITMENTS
Stockholders’ equity:
Preferred stock - par value of $0.0001 per share, 1,000,000 shares authorized, nil issued and outstanding	$—	$—
Common stock – par value of $0.0001 and $0.01 per share, 25,000,000 and 3,000 shares authorized, 9,375,000 and 100 shares issued and outstanding	938	1
Additional paid-in capital	39,206,219	99
Deficit accumulated during the development stage	(22,904)	(3,825)

Total stockholders’ equity (deficit)	$39,184,253	$(3,725)

Total liabilities and stockholders’ equity	$59,794,953	$64,377

See accompanying notes to financial statements

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

STATEMENTS OF OPERATIONS

	January 1, 2007 to November 15, 2007	August 21, 2006 (date of inception) to December 31, 2006	August 21, 2006 (date of inception) to November 15, 2007 (Cumulative)
Revenue	$—	$—	$—

Organization costs	19,079	3,825	22,904

Net loss	$(19,079)	$(3,825)	$(22,904)

Net loss per share – basic and diluted	$(0.01)	$(38.25)

Weighted average shares of common stock outstanding – basic and diluted	1,716,716	100

See accompanying notes to financial statement.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

(In U.S. dollars, except share data)

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Common stock issued on inception at $0.01 per share	100	$1	$99	$—	$100
Net loss	—	—	—	(3,825)	(3,825)

Balance at December 31, 2006	100	$1	$99	$(3,825)	$(3,725)
Issuance of common stock at $0.0001 per share	1,874,900	187	24,713	—	24,900
Sale of 7,500,000 units on November 15, 2007 at a price of $8 per unit, net of underwriters’ discount and offering costs (including 2,249,999 shares subject to possible redemption)	7,500,000	750	54,738,005	—	54,738,755
Common stock, subject to possible redemption, 2,249,999 shares	—	—	(17,821,698)	—	(17,821,698)
Proceeds from issuance of warrants	—	—	2,265,000	—	2,265,000
Proceeds from issuance of options	—	—	100	—	100
Net loss	—	—	—	(19,079)	(19,079)

Balance at November 15, 2007	9,375,000	$938	$39,206,219	$(22,904)	39,184,253

See accompanying notes to financial statements.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

STATEMENTS OF CASH FLOWS

	January 1, 2007 To November 15, 2007	August 21, 2006 (date of inception) To December 31, 2006	August 21, 2006 (date of inception) through November 15, 2007 (Cumulative)
Cash flows from operating activities:
Net loss	$(19,079)	$(3,825)	$(22,904)

Adjustments to reconcile net loss to net cash provided by operating activities
Changes in assets and liabilities:
Net cash (used in) operating activities
Prepaid expenses	(20,417)	—	(20,417)

Net cash (used in) operating activities	(39,496)	(3,825)	(43,321)

Cash (used in) investing activities
Cash held in trust	(59,405,685)	—	(59,405,685)

Cash flows from financing activities:
Proceeds from issuance of common stock	24,900	100	25,000
Proceeds from issuances of notes payable to stockholders	80,000	50,000	130,000
Proceeds from issuance of warrants	2,265,000	—	2,265,000
Gross proceeds from public offering	60,000,000	—	60,000,000
Payments for underwriters’ discount and offering cost	(2,565,713)	(33,821)	(2,599,534)
Proceed from issuance of option	100	—	100
Principal payments on notes payable	(243)	(2,466)	(2,709)

Net cash provided by financing activities	59,804,044	13,813	59,817,857

Net increase in cash and cash equivalents	358,863	9,988	368,851
Cash and cash equivalents, beginning of the period	9,988	—	—

Cash and cash equivalents, end of the period	$368,851	$9,988	$368,851

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$509,286	$9,745	$519,031

Deferred offering costs advanced by stockholders	$100	$10,823	$10,923

Deferred underwriters’ fee	$2,100,000	$—	$2,100,000

See accompanying notes to financial statements

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

Notes to Financial Statements

1.	Organization, Business Operations and Summary of Significant Accounting Policies

2020 ChinaCap Acquirco, Inc. (the “Company”) was incorporated in Delaware on August 21, 2006 as a public acquisition company whose objective is to acquire an operating business that either: (1) is located in the People’s Republic of China, the Hong Kong Special Administrative Region or the Macau Special Administrative Region (collectively, “China”), (2) has its principal operations located in China, or, (3) in the view of the Board of Directors of the Company, would benefit from establishing operations in China. Upon formation, the authorized share capital was 3,000 shares of common stock with par value of $0.01 per share. According to the preorganization subscription agreement dated August 18, 2006 with the director and initial stockholder, the Company issued 100 shares of common stock with par of $0.01 per share to the initial stockholder at $1.00 each. On January 31, 2007, the initial stockholder and the director effected several changes to the Company’s corporate structure by consent in lieu of a special meeting, and amended its Certificate of Incorporation as follows:

•	Increased the number of the authorized shares of the Company’s common stock from 3,000 to 25,000,000, with par value of $0.0001 per share;

•	Authorized 1,000,000 shares of preferred stock, with par value of $0.0001 per share; and

•	Provided that, absent a duly authorized amendment to the Certificate of Incorporation upon the consummation of a Business Combination, the Company will continue in existence only to November 8, 2009.

In addition to effecting the proceeding amendments to the Company’s Certificate of Incorporation, the Company also issued an additional 1,874,900 shares of common stock with par value of $0.0001 per share for $24,900 by unanimous written consent in lieu of a special meeting of the Board of Directors dated as of January 31, 2007.

At November 15, 2007, the Company had not yet commenced any operations. All activities through November 15, 2007 were related to the Company’s formation and the public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering. Although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in China (“Business Combination”), there is no assurance that the Company will be able to successfully effect a Business Combination. Upon closing of the Offering, $7.92 per Unit of the proceeds from the Offering, net of all applicable discounts and commissions but inclusive of $0.28 per Unit in deferred underwriting compensation and the proceeds from the sale of the Insider Warrants (as defined below) were deposited and held in a trust account for the benefit of the Company. The corpus of the Trust Account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

Notes to Financial Statements

1.	Organization, Business Operations and Summary of Significant Accounting Policies (Continued)

The Company’s executive officers and Dr. Jianming Yu, one of the Company’s directors, and certain entities controlled by these executive officers and Dr. Jianming Yu have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted or for products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,350,000 of interest earned on the Trust Account balance, net of taxes, will be released to the Company to fund working capital requirements. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding up to 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

If the Company has not completed a Business Combination by November 8, 2009, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note 2).

Summary of Significant Accounting Policies

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period, except where the result would be antidilutive. Net loss per share of common stock, assuming dilution, reflects the maximum potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and would then share in the net loss of the Company.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

Notes to Financial Statements

1.	Organization, Business Operations and Summary of Significant Accounting Policies (Continued)

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of January 1, 2007 and as of May 25, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 1, 2007. There was no change to this balance at May 25, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

Notes to Financial Statements

2.	Public Offering

On November 15, 2007, the Company consummated the sale of 7,500,000 units (“Units”) at a price of $8.00 per Unit in the Offering. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.25 commencing on the later of (i) November 8, 2008 or (ii) the completion of a Business Combination with a target business, and expires on November 8, 2011. The Warrants are redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise such Warrants and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company paid the underwriters in the Offering an underwriting discount of 3.5% of the gross proceeds of the Offering. The underwriters have agreed that an additional 3.5% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company has also issued a unit purchase option for $100 to Morgan Joseph to purchase 550,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to the Units offered in the Offering. The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,657,226 ($3.01 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45.46%, (2) risk-free interest rate of 3.67%, and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

3.	Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Offering and that were charged to stockholders’ equity upon the receipt of the capital raised. The amount as of November 15, 2007 is nil.

The Company’s legal counsel has agreed to cap its legal fees at $350,000, provided that any excess fees shall be paid by the Company upon the completion of a Business Combination. Total legal fees payable included in deferred offering costs as of November 15, 2007 amount to nil.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

Notes to Financial Statements

4.	Notes Payable to Stockholders

In December 2006, the Company issued a $50,000 unsecured promissory note to one of its Initial Stockholders, who is also an officer and director of the Company. Under the terms of the note, as amended, the Company may reduce the amount of the note payable by offsetting any funds advanced by the Company to third parties at the direction of the lender. The amount of the note payable has been reduced in this manner to $47,291 and $47,534 as of November 15, 2007 and December 31, 2006 respectively. The note payable is non-interest bearing and is payable on the earlier of December 17, 2007 or the consummation of the Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount. In April 2007, the Company issued a $80,000 unsecured promissory note to 2020 International Capital Group Limited, the beneficial owner of a majority of the outstanding shares of stock of the Company. The note payable is non-interest bearing and is payable on the earlier of April 5, 2008 or the consummation of the Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

On November 15, 2007, the holders of the $50,000 and $80,000 unsecured promissory notes and the Company agreed to extend the repayment date of the unsecured promissory notes to March 31, 2008.

5.	Payable to Stockholder

A stockholder of the Company has advanced funds to settle certain deferred offering costs on behalf of the Company. The advances are non-interest bearing and are payable on demand.

6.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of November 15, 2007, no preferred stock is issued or outstanding. The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7.	Income Tax

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $7,787 at November 15, 2007. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at November 15, 2007. The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

8.	Commitments

The Company presently occupies office space provided by a company owned by the Company’s Chairman of the Board, Chief Executive Officer and President. Such entity has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as utilities, administrative, technology and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such entity $7,500 per month for such services commencing on November 8, 2007.

Pursuant to letter agreements between each of the Initial Stockholders, the Company and Morgan Joseph, upon consummation of the Offering, the Initial Stockholders waive their rights to receive distributions with respect to the 1,875,000 founding shares in the event the Company is liquidated in accordance with its Articles of Incorporation on November 8, 2009.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

Notes to Financial Statements

8.	Commitments (Continued)

Win Wide International, Ltd, a British Virgin Islands international business company (“Win Wide”), an entity in which George Lu, the Company’s Chairman, Chief Executive Officer and President, his spouse Yanmei May Yang and Jianming Yu, one of the Company’s directors, collectively own approximately 67% of the outstanding securities, and Surfmax Co-Investments II, LLC, a Delaware limited liability company in which Mr. Lu currently owns all of the outstanding securities, purchased privately from the Company a total of 2,265,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,265,000, the “Insider Warrants”). This purchase took place simultaneously with the consummation of the Offering. All of the proceeds received from this purchase were placed in the Trust Account. The Insider Warrants purchased are identical to the Warrants underlying the Units offered in the Offering except that the Insider Warrants may be exercisable, at the holder’s option, on a “cashless basis” so long as such securities are held by such Initial Holders or their affiliates. Additionally, such purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination. If these warrants are exercised on a cashless basis, the holder of the insider warrants would pay the exercise price by surrendering his warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants.

The Company has determined that the purchase price of $1.00 per Insider Warrant is above the average trading price for warrants of similarly structured blank check companies. Accordingly, the Company believes that the purchase price of the Insider Warrants is greater than the fair value of the warrants included in the units and, therefore, the Company did not record compensation expense on the Insider Warrants.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement signed on November 8, 2007. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after these shares are released from escrow six months following the consummation of Business Combination. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to November 8, 2010.

9.	Amount of Equity Subject to Possible Redemption

The Company is required to obtain shareholder approval for any business combination of a target business. In the event that public stockholders owning 30% or more of the shares sold in the Offering vote against a Business Combination, the Company will not proceed with a Business Combination if the public stockholders exercise their redemption rights. That is, the Company can still effect a Business Combination if the public stockholders owning up to approximately 29.99% of the shares sold in the Offering exercise their redemption rights.

This redemption obligation with respect to up to 29.99% of the shares sold in the Offering will exist regardless of how a Business Combination is structured. That is, the Company would be required to redeem up to an amount equal to the product of approximately 29.99% of the 7,500,000 ordinary shares sold in the Offering (or 2,249,999 ordinary shares) multiplied by an initial cash per-share redemption price of $7.92. The actual per-share redemption price will be equal to the quotient of the amount in the Trust Account plus all accrued interest not previously released to the Company, as of two business days prior to the proposed consummation of the Business Combination, divided by 7,500,000 shares of common stock. However, the ability of stockholders to receive $7.92 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the Trust Account or the indemnities provided by the Company’s officers and directors. The expected redemption price per share is greater than each stockholder’s initial pro rata share of the Trust Account of approximately $7.64 per share. Of the excess redemption price, approximately $0.28 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. Accordingly, the total deferred underwriting compensation payable to the underwriters in the event of a business combination will be reduced by approximately $0.28 for each share that is redeemed. The balance

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

Notes to Financial Statements

9. Amount of Equity Subject to Possible Redemption (Continued)

will be paid from proceeds held in the Trust Account, which are payable to the Company upon consummation of a business combination. Even if less than 30% of the stockholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of the Company’s net assets at the time of such acquisition, which would be in violation of a condition to the consummation of the Company’s initial business combination, and as a consequence, the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

Accordingly, under the provision of EITF D-98,Classification and Measurement of Redeemable Securities, the Company has classified 29.99% of the net proceeds from the Offering, or $17,821,698, to outside permanent equity.